Monte Rosa Therapeutics Reports Second Quarter 2022 Financial Results and Business Updates

– Submitted Investigational New Drug (IND) Application for MRT-2359, a GSPT1-directed Molecular Glue Degrader for the Treatment of Myc-driven Solid Tumors –

– Cash Runway into Late 2024 with $299.5 Million in Cash, Cash Equivalents, Restricted Cash and Marketable Securities as of June 30, 2022 –

BOSTON, August 11, 2022 – Monte Rosa Therapeutics, Inc. (NASDAQ: GLUE), a biotechnology company developing novel molecular glue degrader (MGD)-based medicines, today reported business highlights and financial results for the second quarter, ended June 30, 2022.

“Over the last few months, we have made important progress in advancing our pipeline of molecular glue degraders, culminating most recently in the submission of our investigational new drug (IND) application for MRT-2359,” said Markus Warmuth, M.D., CEO of Monte Rosa. “With a strong balance sheet and cash runway into late 2024, we are well positioned for our planned clinical trial in patients with Myc-driven tumors, including both small cell and non-small cell lung cancer. This brings us one step closer to delivering on the promise of our QuEENTM platform to deliver MGDs that eliminate with high selectivity disease-relevant protein targets previously considered undruggable.”

SECOND QUARTER 2022 & RECENT HIGHLIGHTS

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Submitted IND application to the U.S. Food and Drug Administration (FDA) in August for MRT‑2359, a potent and selective GSPT1-directed molecular glue degrader
•
Continued progress of CDK2 and NEK7 programs toward development candidate nominations

UPCOMING MILESTONES & PRESENTATIONS

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Initiation of a Phase 1/2 trial for MRT-2359 for the treatment of Myc-driven tumors, including lung cancer, in the fourth quarter of 2022, subject to FDA clearance of IND
•
Initiation of at least one additional lead optimization program in 2022
•
Upcoming scientific conferences and presentations:
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Multiple members of the Monte Rosa team to present at the 5th Annual Targeted Protein Degradation Summit, Oct. 25-28 in Boston. Silvia Buonamici, Ph.D., SVP, Drug Discovery Biology, will present an overview of MRT-2359 preclinical studies to support development in Myc-driven lung cancer on Oct. 27
o
Filip Janku, M.D., Ph.D., Chief Medical Officer, to present an overview of the development of MRT‑2359 as a GSPT1-directed molecular glue degrader to target Myc-driven malignancies at the 34th EORTC-NCI-AACR Symposium on Oct. 28

UPCOMING INVESTOR EVENTS

Monte Rosa will be participating in the following upcoming investor conferences:

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Citi’s 17th Annual BioPharma Conference, Sept. 7-8, Boston
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2022 Wells Fargo Healthcare Conference, Sept. 7-9, Boston
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Morgan Stanley 20th Annual Global Healthcare Conference, Sept. 12-14, New York
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Guggenheim Therapeutics Conference, Sept. 27-29, Nantucket

SECOND QUARTER 2022 FINANCIAL RESULTS

Research and Development (R&D) Expenses: R&D expenses for the second quarter of 2022 were $20.9 million, compared to $14.6 million for the second quarter of 2021. These increases were due to the expansion of R&D activities, including the advancement of MRT-2359 toward clinical development and the development of the company’s QuEEN™ platform and its preclinical programs, as well as increased headcount and laboratory-related expenses due to the company’s continued growth as an R&D organization. R&D expenses for the second quarter of 2022 included non-cash stock-based compensation of $1.4 million and non-cash lease expense of $1.3 million due to a rent holiday on the company’s Harrison Street facility lease. The same period in 2021 included non-cash stock-based compensation expense of $0.4 million.

General and Administrative (G&A) Expenses: G&A expenses for the second quarter of 2022 were $6.3 million compared to $3.5 million for the second quarter of 2021. The increase in G&A expenses was a result of additional expenses incurred in support of the company’s growth and operations as a public company. G&A expenses included non-cash stock-based compensation of $1.4 million for the second quarter of 2022, compared to $0.6 million for the same period in 2021.

Net Loss: Net loss for the second quarter of 2022 was $26.5 million, compared to $18.4 million for the second quarter of 2021.

Cash Position and Financial Guidance: Cash, cash equivalents, restricted cash and marketable securities as of June 30, 2022, were $299.5 million, compared to cash, cash equivalents and restricted cash of $322.5 million as of March 31, 2022. The decrease primarily related to cash used to fund operations of $20.5 million and cash used to purchase laboratory equipment of $1.3 million, partially off-set by proceeds from the exercise of stock options of $0.1 million. The company expects that its cash and cash equivalents will be sufficient to fund planned operations and capital expenditures into late 2024.

About Monte Rosa

Monte Rosa Therapeutics is a biotechnology company developing a portfolio of novel molecular glue degrader medicines. These medicines are designed to employ the body’s natural mechanisms to selectively eliminate therapeutically relevant proteins. The company has developed a proprietary protein degradation platform, called QuEEN™ (Quantitative and

Engineered Elimination of Neosubstrates), that enables it to rapidly identify protein targets and molecular glue degrader, or MGD, product candidates that are designed to eliminate therapeutically relevant proteins in a highly selective manner. The company’s drug discovery platform combines diverse and proprietary chemical libraries of small molecule protein degraders with in-house proteomics, structural biology, AI/machine learning-based target selection and computational chemistry capabilities to predict and obtain protein degradation profiles. For more information, visit www.monterosatx.com.

Forward-Looking Statements
This communication includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements include all statements that are not historical facts, and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained in herein include, but are not limited to, statements about our product development activities, including our expectations around MRT-2359 and the ongoing development of our QuEEN™ platform, and the advancement of our pipeline and the various products therein, our expectations of timing for FDA clearance of our IND for MRT-2359, our expectations of timing for initiation of our clinical trial for MRT-2359, our ability to initiate and the timing of initiation of additional lead optimization programs, and our expectations regarding our ability to nominate and the timing of our nominations of additional development candidates. By their nature, these statements are subject to numerous risks and uncertainties, including the impact that the current COVID-19 pandemic will have on our development activities and operations, as well as those risks and uncertainties set forth in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for the year ended December 31, 2021 filed with the US Securities and Exchange Commission, and any subsequent filings, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. You should not rely upon forward looking statements as predictions of future events. Although our management believes that the expectations reflected in our statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Recipients are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made and should not be construed as statements of fact. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, any future presentations or otherwise, except as required by applicable law. Certain information contained in these materials and any statements made orally during any presentation of these materials that relate to the materials or are based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data to be reliable as of the date of these materials, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research and no reliance should be made on any information or statements made in these materials relating to or based on such internal estimates and research.

Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)
	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$103,664	$346,071
Marketable securities	190,481	—
Prepaid expenses and other current assets	2,900	2,595
Total current assets	297,045	348,666
Property and equipment, net	15,205	12,325
Operating lease right-of-use assets	47,102	—
Restricted cash	5,320	5,338
Other long-term assets	384	—
Total assets	$365,056	$366,329
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,294	$6,558
Accrued expenses and other current liabilities	7,817	10,080
Current portion of operating lease liability	2,662	—
Total current liabilities	14,773	16,638
Defined benefit plan liability	2,138	2,176
Operating lease liability	46,095	—
Total liabilities	63,006	18,814
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value; 500,000,000 shares authorized, 46,873,974 shares issued and 46,684,658 shares outstanding as of June 30, 2022; and 500,000,000 shares authorized, 46,794,295 shares issued and 46,535,966 shares outstanding as of December 31, 2021	5	5
Additional paid-in capital	476,939	471,566
Accumulated other comprehensive loss	(2,458)	(2,021)
Accumulated deficit	(172,436)	(122,035)
Total stockholders’ equity	302,050	347,515
Total liabilities and stockholders’ equity	$365,056	$366,329

Consolidated Statement of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)
	Three months ended June 30,
	2022	2021
Operating expenses:
Research and development	$20,936	$14,637
General and administrative	6,295	3,486
Total operating expenses	27,231	18,123
Loss from operations	(27,231)	(18,123)
Other income (expense):
Interest income, net	628	14
Foreign currency exchange gain (loss), net	134	(296)
Gain on disposal of fixed assets	—	—
Changes in fair value of preferred stock tranche obligations, net	—	—
Total other income (expense)	762	(282)
Net loss	$(26,469)	$(18,405)
Net loss per share attributable to common stockholders—basic and diluted	$(0.57)	$(3.63)
Weighted-average number of shares outstanding used in computing net loss per common share—basic and diluted	46,668,369	5,070,554
Comprehensive loss:
Net loss	$(26,469)	$(18,405)
Other comprehensive loss:
Provision for pension benefit obligation	33	(495)
Unrealized loss on available-for-sale securities	(358)	—
Comprehensive loss	$(26,794)	$(18,900)

Contacts:

Investors
Michael Morabito, Solebury Trout

ir@monterosatx.com

Media
Dan Budwick, 1AB
dan@1abmedia.com